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                                                                       EXHIBIT 5

                     [THOMAS P. MCNAMARA, P.A. LETTERHEAD]


                               December 6, 2001


Lincare Holdings, Inc.
19387 US 19 North
Clearwater, FL 33764

        Re:  2000 Stock Plan and 2001 Stock Plan

Gentlemen:

        I have reviewed and am familiar with the referenced plan, and the certificate of incorporation and bylaws of Lincare Holdings Inc. In my opinion, upon sale pursuant to an effective Registration Statement on Form S-8, the securities to be issued under the plan will be validly issued, fully paid and nonassessable. I hereby consent to the inclusion of my opinion in such Registration Statement on Form S-8.

                               Sincerely,

                               THOMAS P. MCNAMARA, P.A.

                               By: /s/ Thomas P. McNamara
                                  ---------------------------
                                  Thomas P. McNamara